                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 12, 2002 included in the Form 10-K of MRV Communications, Inc. for the year ended December 31, 2001 into the following Registration Statements of MRV Communications, Inc.:



       (i)     Form S-8 File No.  33-96458           (ii)    Form S-8 File No. 333-87743
       (iii)   Form S-8 File No. 333-87741           (iv)    Form S-8 File No. 333-87739
       (v)     Form S-8 File No. 333-87735           (vi)    Form S-8 File No. 333-87733
       (vii)   Form S-8 File No. 333-87731           (viii)  Form S-3 File No. 333-86163
       (ix)    Form S-3 File No. 333-17537           (x)     Form S-3 File No. 333-64017
       (xi)    Form S-3 File No. 333-39560           (xii)   Form S-8 File No. 333-42306
       (xiii)  Form S-3 File No. 333-44534           (xiv)   Form S-4 File No. 333-44536
       (xv)    Form S-8 File No. 333-44540           (xvi)   Form S-8 File No. 333-47896
       (xvii)  Form S-8 File No. 333-47898           (xviii) Form S-8 File No. 333-47900
       (xix)   Form S-8 File No. 333-55328           (xx)    Form S-8 File No. 333-55334
       (xxi)   Form S-8 File No. 333-71180           (xxii)  Form S-3 File No. 333-71178
       (xxiii) Form S-8 File No. 333-81954           (xxiv)  Form S-8 File No. 333-81958
       (xxv)   Form S-8 File No. 333-81950           (xxvi)  Form S-8 File No. 333-81956




/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Los Angeles, California
March 19, 2002